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                                                                     EXHIBIT 4.5



                          REGISTRATION RIGHTS AGREEMENT


           This Registration Rights Agreement (the "AGREEMENT") is entered into as of the date of closing of the transactions contemplated in that Stock Purchase and Affiliation Agreement by and among Toreador Royalty Corporation, a Delaware corporation (the "COMPANY"), and the other parties listed on the signature page attached hereto (together with their permitted successors and assigns, the "HOLDERS"). In consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto agree as follows:

           1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                     1.1 "COMMON STOCK" means the common stock of the Company, $0.15625 par value per share.

                     1.2 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at that time.

                     1.3 The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below), and the declaration or ordering of the effectiveness of such registration statement.

                     1.4 "REGISTRABLE SECURITIES" means (i) the shares of Common Stock issued to the Holder, and (ii) any other shares of Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in exchange for or replacement of the Common Stock issued to the Holder pursuant to the above-referenced Stock Purchase and Affiliation Agreement, excluding in all cases, however, any shares of Common Stock sold by a person in a transaction in which a Holder's registration rights under this Agreement are not assigned pursuant to Section 9.1 hereof; provided, however, that shares of Common Stock shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold in the opinion of counsel to the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                     1.5 "REGISTRATION EXPENSES" shall mean all expenses (excluding underwriting discounts and selling commissions) incurred in connection with a registration under Section 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the reasonable fees and expenses of one special counsel, not to exceed $10,000, for all selling Holders.

                     1.6 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

                     1.7 "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

           2. Restrictive Legend. Each certificate representing (i) shares of the Company's Common Stock issued upon to the Holder and (ii) any other securities issued in respect of the Common Stock issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable law):



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                     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN
                     ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

           Upon request of a holder of such a certificate, the Company shall remove the foregoing and any other restrictive legend from the certificate or issue to such holder a new certificate therefor free of any such legends, if, with such request, the Company shall have received either (i) a written opinion of legal counsel to the holder who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the shares may be effected without registration under the Securities Act or (ii) a "no-action" letter from the SEC to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, unless any such legend may be removed pursuant to Rule 144(k), in which case no such legal opinion or "no-action" letter shall be required and, in which case, such legend shall be removed and a new certificate issued within five (5) business days of the Company's receipt of request by a holder.

           3. Company Registration.

                     3.1 Piggyback. If the Company shall determine to register any of its equity securities, either for its own account or for the account of a security holder or holders (other than a registration relating solely to employee benefit plans, a registration relating solely to a Rule 145 transaction, a registration with respect to an offering of securities solely to the Company's existing stockholders, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company will:

                          (a) promptly give the Holders written notice thereof;

                          (b) include in such registration, and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (a) above, except as set forth in Section
           3.2 below. Such written request may specify all or a part of the Holder's Registrable Securities.

           Notwithstanding anything herein to the contrary, a Holder shall have no rights under this Section 3.1 during the period that any Registration under
Section 3.3 hereof is in effect.

                     3.2 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.1. In such an event, the right of the Holders to registration pursuant to Section 3.1 shall be conditioned upon their participation in the underwriting and the inclusion of their Registrable Securities in such underwriting to the extent provided herein. The Holders wishing to include Registrable Securities in the registration and underwriting shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with a nationally recognized underwriter selected for underwriting by the Company. Notwithstanding any other provision of this Section 3, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting up to all of the Registrable Securities which would otherwise be underwritten pursuant hereto. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting by persons other than the Company shall be allocated in the following priority: first, among the Holders as to their Registrable Securities; and second, among all other stockholders in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement. If any Holder or other stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the



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Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                     3.3 Shelf. Upon the earlier of (i) 45 days from the Closing Date or (ii) promptly after such date following the Closing Date on which the Company shall be eligible to register securities under Form S-3 under the Securities Act, the Company shall prepare and file with the SEC a registration statement on any SEC form available to the Company ("REGISTRATION") covering the Registrable Securities. The offering of such Registrable Securities pursuant to such Registration shall not be in the form of an underwritten offering. The Company will use its best efforts to cause the Registration to become effective as promptly as practicable thereafter. The Company's obligations hereunder shall be subject to and conditioned on each seller of Registrable Securities as to which the Registration is being effected furnishing to the Company, and maintaining, such information regarding matters relating to such shareholder's Registrable Securities as are customary and as the Company may from time to time reasonably request in writing. The Company may include in the Registration securities for its own account or for the account of other third parties (including officers and employees of the Company), in amounts as determined by the Company's Board of Directors.

                     3.5 Execution of Documents. No Holder may participate in any registration pursuant to this Section 3.1 unless such Holder completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required by the Company or the underwriters.

                     3.6 Termination of Piggyback Rights. The rights granted pursuant to Section 3.1 shall terminate with respect to the Holder

                               (i) Upon a Holder's ability to sell all of his or
                     its Registrable Securities in a three-month period without registration pursuant to Rule 144(k) promulgated under the Securities Act; or

                               (ii) After the Company has effected three (3)
                     registrations pursuant to this Section 3 which registration statements have included the Holder's Registrable Securities and such registrations have been declared or ordered effective.

           4. Expenses of Registration; Registration Procedures.

                     4.1 Expenses. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by the Holders, the registration statement does not become effective, unless such withdrawal is caused by a material adverse change in the business or operations of the Company after such request for registration. If the Company is not required to pay any Registration Expenses, then the Holders shall bear such Registration Expenses pro rata on the basis of the number of each Holder's shares so included in the registration request.

                     4.2 Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities as provided herein, the Company will, subject to the limitations provided herein, as expeditiously as possible:

                               (a) prepare and (as soon thereafter as possible or in any event no later than sixty (60) days after the end of the period within which requests for registration may be given to the Company) file with the SEC the requisite registration statement to effect such registration and thereafter use its reasonable best efforts to cause such registration statement to become effective and remain effective for a period of not less than ninety (90) days or until all of such Registrable Securities have been disposed of (if earlier);

                               (b) if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to the Holders requesting registration of Registrable Securities and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement or prospectus or any amendment or supplement thereto as proposed to be filed;



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                               (c) prepare and file with the SEC such amendments
           and supplements to any registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holders thereof set forth in such registration statement;

                               (d) furnish without charge to each Holder of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as such Holder may reasonably request;

                               (e) use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any Holder shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect (provided, however, that the Company shall not in any event be required to keep such registration or qualification in effect for a period of more than ninety (90) days after such registration or qualification becomes effective), and take any other action which may be reasonably necessary or advisable to enable any Holder to consummate the disposition in such jurisdictions of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 4.2(e) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                               (f) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States Federal or state governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Securities;

                               (g) furnish to the underwriters in an
           underwritten offering a copy or, upon request, a signed counterpart, addressed to the underwriters, of:

                                          (i) an opinion of counsel for the
                     Company (reasonably acceptable to the underwriters), dated the date of the closing under the underwriting agreement, and

                                          (ii) a "comfort" letter, dated the
                     date of the closing under the underwriting agreement, signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, including to the effect that (i) a registration statement covering Registrable Securities has been filed with the SEC under the Securities Act and has been made effective by order of the SEC; (ii) a prospectus meeting the requirements as to form and content of the Securities Act is available for delivery in connection with the disposition of the Registrable Securities; (iii) to the best of such counsel's knowledge, no stop order has been issued by the SEC suspending the effectiveness of such registration statement; (iv) to the best of such counsel's knowledge, no proceedings for the issuance of such a stop order are threatened or contemplated; and (v) such counsel has no reason to believe that the registration statement and prospectus, at the time the registration statement became effective, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light



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           of the circumstances under which they were made, not misleading, and addressing such other legal matters, as the underwriters may reasonably request;

                               (h) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                               (i) after the filing of the registration statement, promptly notify the Holders of any stop order issued or, to its knowledge, threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                               (j) provide and cause to be maintained a transfer agent for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                               (k) use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Common Stock is then listed;

                               (l) make reasonably available for inspection by the Holders requesting registration of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by such Holders or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its affiliates unless and until such is made generally available to the public;

                               (m) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC; and

                               (n) upon the transfer of any Registrable
           Securities by a Holder in connection with a registration hereunder, furnish unlegended certificates representing ownership of the Registrable Securities in such denominations as shall be requested by the Holders or the underwriters.



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           5. Indemnification.

                     5.1 Company. The Company will indemnify the Holders if Registrable Securities held by the Holders are included in the securities with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act including any rule or regulation thereunder applicable to the Company relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

                     5.2 Holders. Each Holder will, if Registrable Securities or other securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally but not jointly, indemnify the Company, each of its directors, officers and agents and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, and such directors, officers, agents, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating of defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein. In no event shall the aggregate liability of such Holder for indemnification under this Section 5 exceed the proceeds received by such Holder from the sale of shares in such offering.

                     5.3 Procedures. Each party entitled to indemnification under this Section 5 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnified Party is prejudiced thereby. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom. An Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding, provided that in no event shall the Indemnifying Party be required to pay the fees and expenses of more than one such separate counsel for all Indemnified Parties.



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                     5.4 Equitable Relief. If the indemnification provided for
in this Section 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as the result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the allegation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by any Holder hereunder exceed the proceeds from the sale of shares in the offering received by such Holder.

                     5.5 Survival. The obligations of the Company and the Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement. Unless waived by the Indemnified Party, all judgments and settlements must include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

           6. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                     (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

                     (b) Use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after the Company has become subject to such reporting requirements; and

                     (c) So long as the Holders own any Registrable Securities, furnish to the Holders not more than five (5) business days after request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements).

           7. Standoff Agreement. In connection with any Company underwritten public offering, if requested by the managing underwriter, the Holders agree not to sell, agree or contract to sell, make any short sale of, loan, grant any option or warrant for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the public offering, if any) without the prior written consent of the Company or the underwriters for such period of time (not to exceed ninety (90) days in the event of any public offering) as may be requested by the Board of Directors of the Company and the managing underwriter.

           8. Termination of Rights. The provisions of this Agreement, except the provisions in Section 5 of this Agreement, shall terminate as to any Holder, upon the date on which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its shares under Rule 144) may be sold pursuant to Rule 144 in any three (3) month period.



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           9. Miscellaneous.

                     9.1 Transfer or Assignment of Registration Rights. The rights to cause the Company to register the Holders' securities granted by the Company under Section 3 hereof may be transferred or assigned by the Holders to such Holders' partners and affiliates of any of the Registrable Securities ("REGISTRATION RIGHTS TRANSFEREE"), provided that the Company is given written notice by the Holders at the time of said transfer or assignment, stating the name and address of said Registration Rights Transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the Registration Rights Transferee is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company; and provided further that the Registration Rights Transferee assumes the obligations of the Holders under this Agreement. Any purported assignment not in compliance with this Section 9.1 shall be null and void ab initio.

                     9.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas as applied to agreements entered into solely between residents of and to be performed entirely within such state. As part of the consideration for value received pursuant to this Agreement, and regardless of the location of any present or future domicile or principal place of business of either party, each party hereby irrevocably consents in advance to the personal jurisdiction of the District Court of Dallas County, Texas, or the United States District Court for the Northern District of Texas, Dallas Division, to hear and determine any claims or disputes brought against such party by the other party and pertaining to this Agreement or to any matter relating to or arising out of this Agreement.

                     9.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                     9.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                     9.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to any Holder, at the address set forth on the signature page attached hereto, or at such other address as such Holder shall have furnished to the Company and the other Holders in writing, or (b) if to the Company, at the address of its principal offices set forth on the signature page of this Agreement, or at such other address as the Company shall have furnished to the Holders hereto in writing.

                     9.6 Expenses. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, expenses and necessary disbursements in addition to any other relief to which such party may be entitled.

                     9.7 Amendments and Waivers. Any term of this Agreement may be amended with the written consent of the Board of Directors of the Company and the holders of at least fifty percent (50%) of the outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 9.7 shall be binding upon the Holders, each transferee of the Registrable Securities, each future holder of all such Registrable Securities, and the Company.

                     9.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                     9.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of any other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Holders, shall be cumulative and not alternative.

                     9.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and any other written or oral agreements between the parties hereto are expressly canceled. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no person who is not a party to this Agreement may rely on the terms hereof.

                     9.11 Aggregation of Stock. All Registrable Securities held or acquired by affiliated entities or persons shall be aggregated for the purposes of determining the availability of any right under this Agreement.

                  [Remainder of Page Intentionally Left Blank]

           IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the Effective Date.

                          COMPANY:

                          TOREADOR ROYALTY CORPORATION


                          By:     /s/ G. THOMAS GRAVES III
                                  Name: G. Thomas Graves III
                                  Title: President and Chief Executive Officer


                          HOLDERS:


                                    /s/ WILLIAM W. BRITAIN
                          ------------------------------------------------
                          Print Name:  William W. Britain
                          Address:   7201 I-40 West, Suite 319
                                     Amarillo, Texas  79106

                                    /s/ JIM J. BREWER
                          ------------------------------------------------
                          Print Name:  Jim J. Brewer
                          Address:   7201 I-40 West, Suite 319
                                     Amarillo, Texas  79106

                                    /s/ DOUG FERGUSON
                          ------------------------------------------------
                          Print Name:  Doug Ferguson
                          Address:   P.O. Box 45
                                     Palestine, Texas  75802

                                    /s/ CYNTHIA FERGUSON
                          ------------------------------------------------
                          Print Name:  Cynthia Ferguson
                          Address:   3970 N. Story Road, Apt. 1536
                                     Irving, Texas  75038

                                    /s/ DALE ALEXANDER SMITH
                          ------------------------------------------------
                          Print Name: Dale Alexander Smith
                          Address:   P.O. Box 15305
                                     Amarillo, Texas  79105

                                    /s/ ALLEN CURRIE SMITH, JR.
                          ------------------------------------------------
                          Print Name:  Allen Currie Smith, Jr.
                          Address:   1505 S. Austin
                                     Amarillo, Texas  79102

                                    /s/ JIM FERGUSON
                          ------------------------------------------------
                          Print Name:  Jim Ferguson
                          Address:   7201 I-40 West, Suite 319
                                     Amarillo, Texas  79106

                                    /s/ PETER G. FAGAN, M.D.
                          ------------------------------------------------
                          Print Name:  Peter G. Fagan, M.D.
                          Address:   P. O. Box 488
                                     DeLeon, Texas  76444

                                    /s/ DUDLEY R. STANLEY
                          ------------------------------------------------
                          Print Name:  Dudley R. Stanley
                          Address:   P.O. Box 7586
                                     Amarillo, Texas  79114

                                    /s/ A. C. SMITH
                          ------------------------------------------------
                          Print Name:  A. C. Smith
                          Address:   3602 S. Washington
                                     Amarillo, Texas  79110

                                    /s/ ELLEN S. BIVINS
                          ------------------------------------------------
                          Print Name: Ellen S. Bivins
                          Address:   3602 S. Washington
                                     Amarillo, Texas  79110

                                    /s/ JOHN G. O'BRIEN
                          ------------------------------------------------
                          Print Name: John G. O'Brien
                          Address:   800 S. Monroe
                                     Amarillo, Texas  79101

                                    /s/ FAY MOORE
                          ------------------------------------------------
                          Print Name:  Fay Moore
                          Address:   800 S. Monroe
                                     Amarillo, Texas  79101

                                    /s/ TEEL BIVINS
                          ------------------------------------------------
                          Print Name:  Teel Bivins
                          Address:   P.O. Box 15305
                                     Amarillo, Texas  79105

                                    /s/ MARK BIVINS
                          ------------------------------------------------
                          Print Name:  Mark Bivins
                          Address:   P.O. Box 708
                                     Amarillo, Texas  79105

                                    /s/ TOM BIVINS
                          ------------------------------------------------
                          Print Name:  Tom Bivins
                          Address:   P.O. Box 15305
                                     Amarillo, Texas  79105

                                    /s/ DUSTY SANDERSON
                          ------------------------------------------------
                          Print Name: Dusty Sanderson
                          Address:   6405 Kingsbury
                                     Amarillo, Texas  79109



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